Exhibit 99.1
Schrödinger Reports Strong First Quarter 2025 Financial Results

First Quarter Total Revenue of $59.6 Million, Software Revenue of $48.8 Million

Initial SGR-1505 Phase 1 Clinical Data to be Presented in June

Maintains 2025 Financial Guidance

New York, May 7, 2025 – Schrödinger, Inc. (Nasdaq: SDGR) today announced financial results for the quarter ended March 31, 2025.

“We are very pleased with Schrödinger’s performance in the first quarter of 2025, with strong software and drug discovery revenue growth. Our proprietary pipeline is progressing, and we are looking forward to reporting initial data from the Phase 1 clinical study of SGR-1505 next month,” said Ramy Farid, Ph.D., chief executive officer of Schrödinger. “More broadly, the pharmaceutical industry and even regulatory agencies are seeking to increase usage of computational solutions in R&D, and we continue to fortify our position as a scientific powerhouse in this field. With our growing software business and advancing pipeline of collaborative and proprietary programs, we believe we have a solid foundation that positions us for long-term growth.”

First Quarter 2025 Financial Results
•Total revenue for the first quarter increased 63% to $59.6 million, compared to $36.6 million in the first quarter of 2024.
•Software revenue for the first quarter increased 46% to $48.8 million, compared to $33.4 million in the first quarter of 2024. The increase was primarily due to early renewals by large customers as well as increases in hosted contracts and contribution revenue.
•Drug discovery revenue was $10.7 million for the first quarter, compared to $3.2 million in the first quarter of 2024. First quarter 2025 drug discovery revenue included the recognition of $5.7 million from the company’s collaboration with Novartis.
•Software gross margin was 72% for the first quarter, compared to 76% in the first quarter of 2024, primarily reflecting the costs associated with the company’s predictive toxicology initiative.
•Operating expenses were $82.0 million for the first quarter, compared to $86.3 million for the first quarter of 2024. The decrease was primarily due to lower R&D expenses.
•Other expense was $8.9 million for the first quarter, which included changes in fair value of equity investments and interest income/expense, compared to other income of $13.2 million for the first quarter of 2024.
•Net loss for the first quarter was $59.8 million, compared to $54.7 million in the first quarter of 2024.

	Three Months Ended
	March 31,
	2025	2024	% Change
	(in millions)
Total revenue	$59.6	$36.6	63%
Software revenue	48.8	33.4	46%
Drug discovery revenue	10.7	3.2	237%
Software gross margin	72%	76%
Operating expenses	$82.0	$86.3	(5.0)%
Other (expense) income	$(8.9)	$13.2	—
Net loss	$(59.8)	$(54.7)	—

For the three months ended March 31, 2025, Schrödinger reported a net loss of $59.8 million, compared to a net loss of $54.7 million for the three months ended March 31, 2024.
For the three months ended March 31, 2025, Schrödinger reported a non-GAAP net loss of $46.7 million, compared to a non-GAAP net loss of $62.4 million for the three months ended March 31, 2024. See “Non-GAAP Information” below and the table at the end of this press release for a reconciliation of non-GAAP net loss to GAAP net loss.

2025 Financial Outlook
As of May 7, 2025, Schrödinger maintained its previously issued financial guidance for the fiscal year ending December 31, 2025:
•Software revenue growth is expected to range from 10% to 15%.
•Drug discovery revenue is expected to range from $45 million to $50 million.
•Software gross margin is expected to range from 74% to 75%.
•Operating expense growth in 2025 is expected to be less than 5%.
•Cash used for operating activities in 2025 is expected to be significantly lower than cash used for operating activities in 2024.

For the second quarter of 2025, software revenue is expected to range from $38 million to $42 million.
Key Highlights
Proprietary and Collaborative Pipeline
•Schrödinger continues to progress the Phase 1 clinical study of SGR-1505, the company’s MALT1 inhibitor, in patients with relapsed/refractory B-cell malignancies and expects to report initial clinical data from the trial in June.

•Schrödinger is continuing to progress the Phase 1 clinical study of SGR-2921, its CDC7 inhibitor, in patients with AML and myelodysplastic syndrome (MDS). The company expects to report initial data from this trial at a medical meeting in the second half of 2025.

•Schrödinger is continuing to progress the Phase 1 clinical study of SGR-3515, the company’s Wee1/Myt1 co-inhibitor, in patients with advanced solid tumors. Initial clinical data from this study are expected in the second half of 2025. In April, Schrödinger presented preclinical data at the American Association for Cancer Research (AACR) Annual Meeting demonstrating that SGR-3515 has improved anti-tumor activity in preclinical models compared to known Wee1 and Myt1 monotherapy inhibitors.

•Also at the AACR Annual Meeting, Schrödinger presented initial preclinical data for SGR-4174, the company’s investigational SOS1 inhibitor. The preclinical data demonstrated that SGR-4174 exhibited potent and selective SOS1 inhibition and has strong tumor growth inhibition as a monotherapy and in combination with MEK or KRAS inhibitors.

Platform
•In April, the company issued a statement following the FDA’s announcement outlining plans to reduce existing animal testing requirements for monoclonal antibodies and other drugs with new approaches, including computation. Schrödinger is advancing its predictive toxicology initiative focused on small molecules, which is expected to be available to customers in the second half of 2025. The company currently offers computational solutions for small molecules and biologics that can be used to evaluate selectivity and the potential for off-target interactions.

•In March, Schrödinger scientists published research in Nature Communications describing a novel, computational crystal structure prediction (CSP) method that predicts crystal polymorphs with a high degree of accuracy and reliability. The ability to quickly and accurately predict crystal polymorphs has important applications for drug formulation.

Corporate
•In March, Schrödinger appointed Bridget van Kralingen to its Board of Directors. Ms. van Kralingen brings more than 35 years of experience leading and growing global technology solution and software businesses and is currently a senior partner at Motive Partners, an investment firm focused on technology-enabled companies. Prior to Motive Partners, Ms. van Kralingen spent nearly 18 years in a variety of executive roles at IBM, including as chief executive/senior vice president of IBM Global Markets and as chief executive of IBM's Industry Platforms software division.

Webcast and Conference Call Information
Schrödinger will host a conference call to discuss its first quarter 2025 financial results on Wednesday, May 7, 2025, at 4:30 p.m. ET. The live webcast can be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. To participate in the live call, please register for the call here. It is recommended that participants register at least 15 minutes in advance of the call. Once registered, participants will receive the dial-in information. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

Non-GAAP Information
Included in this press release is certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company presents non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gains and losses on equity investments, changes in fair value of equity investments, and income tax benefits and expenses. Adjusting net income to exclude the impact of these items results in a financial presentation for the company without the impact of our equity investments and tax benefits and expenses. Management believes non-GAAP net income (loss) and non-GAAP net income (loss) per share are useful measures for investors, taken in conjunction with the company’s GAAP financial statements because they provide greater period-over-period comparability with respect to the company’s operating performance, by excluding non-cash mark-to-market and other valuation adjustments for the company’s equity investments, non-recurring cash distributions from the company’s equity investments and the tax impact of these distributions that are not reflective of the ongoing operating performance of the business. However, the non-GAAP measures should be considered only in addition to, not as a substitute for or as superior to, net income (loss) and net income (loss) per share or other financial measures prepared in accordance with GAAP.

Other companies in Schrödinger’s industry may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share, differently than we do, limiting their usefulness as comparative measures. For a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to GAAP net income (loss) and GAAP net income (loss) per share, respectively, please refer to the tables at the end of this press release.

About Schrödinger
Schrödinger is transforming molecular discovery with its computational platform, which enables the discovery of novel, highly optimized molecules for drug development and materials design. Schrödinger’s software platform is built on more than 30 years of R&D investment and is licensed by biotechnology, pharmaceutical and industrial companies, and academic institutions around the world. Schrödinger also leverages the platform to advance a portfolio of collaborative and proprietary programs and is advancing three clinical-stage oncology programs. Founded in 1990, Schrödinger has approximately 900 employees operating from 15 locations globally. To learn more, visit www.schrodinger.com, follow us on LinkedIn and Instagram, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding Schrödinger’s expectations about the speed and capacity of its computational platform, its financial outlook for the fiscal year ending December

31, 2025 and second quarter ending June 30, 2025, its plans to continue to invest in research and its strategic plans to accelerate the growth of its software business and advance its collaborative and proprietary drug discovery programs, the long-term potential of its business, its ability to improve and advance the science underlying its platform, including the ability to predict off-target activity, its ability to improve drug discovery and the timing during which the predictive toxicology initiative’s technology will become available to software customers and collaborators, the initiation, timing, progress, and results of its proprietary drug discovery programs and product candidates and the drug discovery programs and product candidates of its collaborators, the clinical potential and favorable properties of its MALT1, CDC7, Wee1/Myt1, and SOS1 inhibitors, including SGR-1505, SGR-2921, SGR-3515, and SGR-4174, the clinical potential and favorable properties of its collaborators’ product candidates, as well as expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software platform, its ability to further develop its computational platform, its reliance upon third-party providers of cloud-based infrastructure to host its software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, its reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Securities and Exchange Commission on May 7, 2025, as well as future filings and reports by the company. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, Schrödinger undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:
Matthew Luchini (Investors)
Schrödinger, Inc.
matthew.luchini@schrodinger.com
917-719-0636

Allie Nicodemo (Media)
Schrödinger, Inc.
allie.nicodemo@schrodinger.com
480-251-3144

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Software products and services	$48,816	$33,415
Drug discovery	10,735	3,183
Total revenues	59,551	36,598
Cost of revenues:
Software products and services	13,522	7,976
Drug discovery	14,905	9,732
Total cost of revenues	28,427	17,708
Gross profit	31,124	18,890
Operating expenses:
Research and development	45,844	50,611
Sales and marketing	10,367	10,171
General and administrative	25,802	25,541
Total operating expenses	82,013	86,323
Loss from operations	(50,889)	(67,433)
Other (expense) income:
Gain on equity investments	—	—
Change in fair value of equity investments	(13,095)	8,137
Other income	4,204	5,028
Total other (expense) income	(8,891)	13,165
Loss before income taxes	(59,780)	(54,268)
Income tax expense	28	456
Net loss	$(59,808)	$(54,724)
Net loss per share of common and limited common stockholders, basic and diluted:	$(0.82)	$(0.76)
Weighted average shares used to compute net loss per share of common and limited common stockholders, basic and diluted:	73,057,916	72,291,134

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$325,997	$147,326
Restricted cash	11,764	15,331
Marketable securities	174,301	204,798
Accounts receivable, net of allowance for doubtful accounts of $210 and $210	20,347	235,692
Unbilled and other receivables, net of allowance for unbilled receivables of $120 and $100	25,973	19,641
Prepaid expenses	12,562	12,205
Total current assets	570,944	634,993
Property and equipment, net	22,937	24,196
Equity investments	30,113	43,208
Goodwill	4,791	4,791
Right of use assets - operating leases	109,661	111,883
Other assets	4,586	4,155
Total assets	$743,032	$823,226
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	11,861	$10,666
Accrued payroll, taxes, and benefits	21,494	42,110
Deferred revenue	105,458	111,944
Lease liabilities - operating leases	16,755	16,755
Other accrued liabilities	9,904	10,272
Total current liabilities	165,472	191,747
Deferred revenue, long-term	104,496	108,814
Lease liabilities - operating leases, long-term	99,405	101,074
Other liabilities, long-term	155	146
Total liabilities	369,528	401,781
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 64,179,002 and 63,710,409 shares issued and outstanding at March 31, 2025 and December 31, 2024 , respectively	642	637
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	92	92
Additional paid-in capital	958,029	946,037
Accumulated deficit	(585,349)	(525,541)
Accumulated other comprehensive income	90	220
Total stockholders' equity	373,504	421,445
Total liabilities and stockholders' equity	$743,032	$823,226

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(59,808)	$(54,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on equity investments	—	—
Fair value adjustments of equity investments	13,095	(8,137)
Depreciation and amortization	1,589	1,436
Stock-based compensation	11,574	12,218
Noncash investment accretion	(861)	(2,683)
Decrease (increase) in assets:
Accounts receivable, net	215,345	46,153
Unbilled and other receivables	(6,332)	(2,657)
Reduction in the carrying amount of right of use assets - operating leases	2,222	2,152
Prepaid expenses and other assets	(788)	(2,559)
Increase (decrease) in liabilities:
Accounts payable	1,344	(7,150)
Accrued payroll, taxes, and benefits	(20,616)	(12,214)
Deferred revenue	(10,804)	(7,761)
Lease liabilities - operating leases	(1,669)	(1,967)
Other accrued liabilities	(228)	(1,383)
Net cash provided by (used in) operating activities	144,063	(39,276)
Cash flows from investing activities:
Purchases of property and equipment	(596)	(4,095)
Purchases of marketable securities	(27,556)	(37,126)
Proceeds from maturity of marketable securities	58,784	46,300
Net cash provided by investing activities	30,632	5,079
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	423	392
Principal payments on finance leases	(14)	(14)
Payment of offering costs	—	(155)
Issuance of common stock in ATM offering	—	7,782
Net cash provided by financing activities	409	8,005
Net increase (decrease) in cash and cash equivalents and restricted cash	175,104	(26,192)
Cash and cash equivalents and restricted cash, beginning of period	162,657	161,066
Cash and cash equivalents and restricted cash, end of period	$337,761	$134,874

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$139	$180
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	13	501
Purchases of property and equipment in accrued liabilities	25	282
Acquisition of right of use assets - operating leases, contingency resolution	—	2,848

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(in thousands, except per share data)
Net loss (GAAP)	$(59,808)	$(54,724)
Income tax expense	28	456
Gain on equity investment	—	—
Change in fair value	13,095	(8,137)
Non-GAAP net loss	$(46,685)	$(62,405)
Non-GAAP net loss per share of common and limited common stockholders, basic and diluted:	$(0.64)	$(0.86)
Weighted average shares used to compute non-GAAP net loss per share of common and limited common stockholders, basic and diluted:	73,057,916	72,291,134